     As filed with the Securities and Exchange Commission on June 15, 1999
                                                       Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          Georgia-Pacific Corporation
             (Exact name of Registrant as specified in its charter)

                                ---------------

               GEORGIA                                 93-0432081
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                       Number)

                           133 Peachtree Street, N.E.
                               Atlanta, GA 30303
                                 (404) 652-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               KENNETH F. KHOURY
              Vice President, Deputy General Counsel and Secretary
                          GEORGIA-PACIFIC CORPORATION
                           133 Peachtree Street, N.E.
                               Atlanta, GA 30303
                                 (404) 652-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:

                                 JOHN B. TEHAN
                           SIMPSON THACHER & BARTLETT
                              425 Lexington Avenue
                            New York, New York 10017

                                ---------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

                                                   (continued on following page)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                             Proposed Maximum
 Title of Each Class of                     Proposed Maximum     Aggregate
    Securities to Be        Amount to Be     Offering Price      Offering         Amount of
       Registered         Registered(1)(2)     per Unit(3)        Price(3)     Registration Fee
-----------------------------------------------------------------------------------------------
Debt Securities.........
-----------------------------------------------------------------------------------------------
Preferred Stock, without
 par value per share....
-----------------------------------------------------------------------------------------------
Georgia-Pacific
 Corporation--Georgia-
 Pacific Group Common
 Stock, par value $.80
 per share..............
-----------------------------------------------------------------------------------------------
Georgia-Pacific Group
 Rights to Purchase
 Series B Junior
 Preferred Stock, no par
 value..................
-----------------------------------------------------------------------------------------------
Georgia-Pacific
 Corporation--Timber
 Group Common Stock, par
 value $.80 per share
 (4)....................
-----------------------------------------------------------------------------------------------
Timber Group Rights to
 Purchase Series C
 Junior Preferred Stock,
 no par value...........
-----------------------------------------------------------------------------------------------
Warrants................
-----------------------------------------------------------------------------------------------
Stock Purchase
 Contracts..............
-----------------------------------------------------------------------------------------------
Stock Purchase Units
 Total..................  $2,475,000,000(5)       100%       $2,475,000,000(5)     $688,050

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Such amount in U.S. dollars or the equivalent thereof in other currencies, including composite currencies, as shall result in an aggregate initial offering price for all securities of $2,475,000,000.
(2) Prior to the occurrence of certain events, the rights to purchase Series B Junior Preferred Stock and the rights to purchase Series C Junior Preferred Stock (collectively the "rights") will not be evidenced or traded separately from the related Georgia-Pacific Group Stock or Timber Stock. Value, if any, of the rights is reflected in the market price of the related Timber Stock or Georgia-Pacific Group Stock. Accordingly, no separate fee is paid on the rights. In addition, no separate consideration will be received for the stock purchase contracts. Accordingly, no separate fee is paid on the stock purchase contracts.
(3) Estimated solely for the purpose of computing the registration fee.
(4) Issuable upon conversion of Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock into Georgia-Pacific Corporation--Timber Group Common Stock as set forth in our restated articles of incorporation and upon conversion of convertible Subordinated Debt Securities into Georgia-Pacific Corporation--Timber Group Common Stock pursuant to the Subordinated Indenture.
(5) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock and the initial offering price of any Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock, Georgia-Pacific Corporation--Timber Group Common Stock, Warrants and Stock Purchase Units.

   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement and supplements to such Prospectus is a combined Prospectus and also relates to up to $300,000,000 of unsold securities registered under Registration Statement No. 333-61665 previously filed with the Commission on Form S-3 and declared effective on August 24, 1998 and to $200,000,000 of unsold securities registered under Registration Statement No. 333-01785 previously filed with the Commission on Form S-3 and declared effective on March 22, 1996. This Registration Statement constitutes post-effective Amendment No. 1 to Registration Statement No. 333-61665 and post-effective Amendment No. 2 to Registration Statement No. 333-01785 and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Upon the effectiveness of such post-effective amendments, this Registration Statement, Registration Statement No. 333-61665 and Registration Statement No. 333-01785 will relate to an aggregate of $2,975,000,000 of Debt Securities, Preferred Stock, Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock, Georgia-Pacific Group Rights to Purchase Series B Junior Preferred Stock, Georgia-Pacific Corporation-- Timber Group Common Stock, Timber Group Rights to Purchase Series C Junior Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED JUNE 15, 1999.

PROSPECTUS

                                 $2,975,000,000

                          Georgia-Pacific Corporation

   Georgia-Pacific Corporation may offer and sell--

      . Debt Securities

      . Preferred Stock

      . Georgia-Pacific Corporation--Georgia-Pacific Group
        Common Stock and Georgia-Pacific Group Rights to
        Purchase Series B Junior Preferred Stock

      . Georgia-Pacific Corporation--Timber Group Common Stock and Timber Group Rights to Purchase Series C Junior
        Preferred Stock

      . Warrants

      . Stock Purchase Contracts

      . Stock Purchase Units

   We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

   This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

   Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  June  , 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ABOUT THIS PROSPECTUS.....................................................   1
WHERE YOU CAN FIND MORE INFORMATION.......................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
THE COMPANY...............................................................   3
USE OF PROCEEDS...........................................................   3
RATIO OF EARNINGS TO FIXED CHARGES........................................   3
DESCRIPTION OF DEBT SECURITIES............................................   4
  General.................................................................   4
  Subordination of Subordinated Debt Securities...........................   6
  Certain Covenants.......................................................   7
  Certain Definitions.....................................................   9
  Merger, Sale and Lease..................................................   9
  Conversion Rights.......................................................  10
  Events of Default.......................................................  10
  Modification and Waiver.................................................  11
  Discharge, Defeasance and Covenant Defeasance...........................  12
  Book-Entry Securities...................................................  13
  Concerning the Trustees.................................................  15
DESCRIPTION OF PREFERRED STOCK............................................  15
  General.................................................................  15
  Rank....................................................................  16
  Dividend Rights.........................................................  16
  Voting Rights...........................................................  17
  Liquidation Rights......................................................  17
  Redemption..............................................................  17
  Conversion..............................................................  17
DESCRIPTION OF COMMON STOCK...............................................  17
  Authorized and Outstanding Shares.......................................  17
  Dividends...............................................................  18
  Voting Rights...........................................................  18
  Conversion and Redemption...............................................  20
  Liquidation.............................................................  25
  Determinations by Our Board of Directors................................  25
  Preemptive Rights.......................................................  25
  Restated Rights Agreement...............................................  25
  Certain Anti-Takeover Provisions of Georgia Law, Our Restated Articles
   of Incorporation and Bylaws and Our Restated Rights Agreement..........  27
DESCRIPTION OF WARRANTS...................................................  31
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS..........  32
PLAN OF DISTRIBUTION......................................................  32
LEGAL MATTERS.............................................................  33
EXPERTS...................................................................  33

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "Commission", utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,975,000,000.

   We provide information to you about the securities in two separate documents that progressively provide more detail:

  . this prospectus, which contains general information, some of which may not apply to your securities; and

  . the accompanying prospectus supplement, which describes the terms of your securities and may also add, update or change information contained in this prospectus.

If the terms of your securities vary between the accompanying prospectus supplement and this prospectus, you should rely on the different information in the prospectus supplement.

   You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" to learn more about us and the securities we are offering.

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Georgia-Pacific", "we", "us", "our" or similar references mean Georgia-Pacific Corporation and its consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the Commission located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the Commission's home page at http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange our Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock, par value $.80 per share, "Georgia-Pacific Group Stock", and our Georgia-Pacific Corporation-- Timber Group Common Stock, par value $.80 per share, "Timber Stock", are traded. We refer to the Georgia-Pacific Group Stock and the Timber Stock as the "Common Stock".

   This prospectus constitutes part of a Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and you should refer to the Registration Statement for further information about us and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission is not necessarily complete, and in each instance you should refer to the copy of the document filed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Commission allows us to disclose important information to you by referring you to documents we have filed or will file with them. The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all of the securities is completed:

  . Our Annual Report on Form 10-K for the year ended December 31, 1998 (filed on March 19, 1999 and amended on April 7, 1999);

  .  Our Quarterly Report on Form 10-Q for the quarter ended April 3, 1999;
     and

  .  Our Current Reports on Form 8-K dated March 18, 1999 and May 4, 1999.

   You may request a copy of these filings, at no cost, by directing your request to Kenneth F. Khoury, Vice President, Deputy General Counsel and Secretary, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 652-4000.

                                  THE COMPANY

   Georgia-Pacific, founded in 1927 as a wholesaler of hardwood lumber in Augusta, Georgia, has grown through expansion and acquisitions to become one of the world's leading manufacturers and distributors of building products and one of the world's leading producers of pulp and paper. In December 1997, we separated our timber business into a new operating group called The Timber Company. Our manufacturing and distribution businesses are now known as the Georgia-Pacific Group.

   The Georgia-Pacific Group is one of the nation's largest producers of structural and other wood panels, lumber, communication papers, containerboard and market pulp. It also is the second largest gypsum wallboard producer in North America and operates the world's largest building products distribution system. In addition, it operates a rapidly growing tissue products business.

   The Timber Company is engaged in the business of growing and selling timber and wood fiber and is the third largest private owner of timberlands in the United States, owning approximately 5.0 million acres of timberland in the United States and Canada, and managing an additional 400,000 acres under long-term leases, collectively, the "Timberlands". The Timber Company grows various commercial species of trees on the Timberlands and sells timber and wood fiber to the Georgia-Pacific Group and other industrial wood users. The principal products sold by The Timber Company are softwood sawtimber, softwood pulpwood, hardwood sawtimber and hardwood pulpwood.

   On May 25, 1999, we entered into a definitive merger agreement with Unisource Worldwide Inc., the largest independent marketer and distributor of printing and imaging paper and supply systems in North America. Unisource's fiscal 1998 revenues were $7.4 billion. Pursuant to the merger agreement, we will acquire all the outstanding shares of Unisource for $12 per share in cash, or approximately $840 million. We will also assume approximately $400 million in net debt. After the merger, Unisource will become a separate subsidiary of the Georgia-Pacific Group.

                                USE OF PROCEEDS

   Unless we otherwise indicate in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the reduction of short-term debt, possible acquisitions, investments in, or extension of credit to, our subsidiaries and the possible acquisition of real property for use in our business.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                              Three
                                              Months
                                              Ended   Year Ended December 31,
                                             April 3, ------------------------
                                               1999   1998 1997 1996 1995 1994
                                             -------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (unaudited)................................   3.08   2.05 1.48 1.55 4.41 2.14

   The ratio of earnings to fixed charges is computed by dividing "earnings", which consist of (1) income before income taxes, extraordinary items and accounting changes, (2) interest expense (excluding interest capitalized during the period and including amortization of previously capitalized interest) and
(3) one-third of rental expense (the portion deemed representative of interest), by "fixed charges", which consist of (1) total interest costs (including interest capitalized during the period) and (2) one-third of rental expense.

   We do not have, and have not had, any Preferred Stock outstanding during the periods indicated. Accordingly, we cannot show you the ratio of combined fixed charges and Preferred Stock dividends to earnings.

                         DESCRIPTION OF DEBT SECURITIES

   We may from time to time offer and sell debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness, the "Debt Securities". The Debt Securities will be either our unsecured senior debt securities, the "Senior Debt Securities", or our unsecured subordinated debt securities, the "Subordinated Debt Securities". The Senior Debt Securities will be issued under an Indenture, the "Senior Indenture", between us and The Bank of New York, as Trustee, the "Senior Trustee". The Subordinated Debt Securities are to be issued under a second Indenture, the "Subordinated Indenture", which will be entered into between us and The Bank of New York, as Trustee, the "Subordinated Trustee". The Senior Indenture and the Subordinated Indenture are together called the "Indentures" and the Senior Trustee and the Subordinated Trustee are together called the "Trustees".

   The following summary of certain provisions of the Indentures is not complete. You should refer to the Indentures. We have filed copies of the Indentures as exhibits to the registration statement of which this prospectus
is a part, Registration Statement File No. 333-    , the "Registration
Statement". Section references below are to the section in the applicable Indenture. Capitalized terms have the meanings assigned to them in the applicable Indenture. The referenced sections of the Indentures and the definitions of capitalized terms are incorporated by reference.

   We have summarized below the general terms and provisions of the Debt Securities. We will describe the particular terms of the Debt Securities offered by any prospectus supplement in the prospectus supplement relating to the offered Debt Securities.

   We have substantial operations at the subsidiary level. Claims of creditors of our subsidiaries, including general creditors, generally will have priority as to the assets of subsidiaries over our claims and the claims of holders of our indebtedness, including holders of the Debt Securities. We will rely on cash generated from operations, including the operations of our subsidiaries, and our available financing sources in order to meet our debt service obligations.

General

   The Indentures do not limit the amount of Debt Securities that we may issue. (Section 301) Each Indenture provides that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be our unsecured obligations.

   The Indentures and the Debt Securities do not contain any provisions that would:

  .  limit our ability or the ability of our subsidiaries to incur debt;

  . require us or an acquiror to repurchase Debt Securities in the event of a "change in control"; or

  . afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving us or our subsidiaries.

You should read the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants described below that are applicable to the offered Debt Securities.

   Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the Debt Securities will be payable at the corporate trust office of the Trustees in the Borough of

Manhattan, The City of New York, provided that, at our option, interest may be paid by mailing a check to the address of the person receiving interest as it appears on the security register for the Debt Securities. Transfers of Debt Securities, other than book-entry securities, may be made at the same location. The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof. (Section
302) We will not charge for any registration of transfer or exchange of the Debt Securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305)

   The prospectus supplement relating to the particular series of Debt Securities being offered will specify the particular terms of those Debt Securities. The terms may include:

  .  the title and type of the particular series of Debt Securities;

  . any limit on the aggregate principal amount of the particular series of Debt Securities;

  . the date or dates on which the principal of the particular series of Debt Securities will mature;

  . the rate or rates, which may be fixed or variable, per year or the method by which such rate or rates will be determined, at which the particular series of Debt Securities will bear interest, if any;

  . the date or dates from which interest, if any, will accrue, or the method by which such date or dates will be determined, the date or dates on which interest will be payable and the record dates for interest payment dates;

  . the place or places where the principal of, and premium, if any, and any interest on the particular series of Debt Securities will be payable;

  . the period or periods within which, the price or prices at which, and the terms and conditions upon which, the particular series of Debt Securities may be redeemed, in whole or in part, at our option;

  . our obligation, if any, to redeem, repay or purchase the particular series of Debt Securities pursuant to any sinking fund or analogous provision or at the option of the holders and the period or periods within which, the price or prices at which and the terms and conditions upon which the particular series of Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  . the currency or currencies of payment of principal of, premium, if any, and interest on the particular series of Debt Securities;

  . the index, if any, used to determine the amount of payment of principal of, premium, if any, and interest on the particular series of Debt Securities;

  . in the case of a particular series of Subordinated Debt Securities, the portion of the principal amount of the Subordinated Debt Securities which will be payable upon the declaration of acceleration of the maturity thereof;

  . any additional restrictive covenants included for the benefit of the holders of the particular series of Debt Securities;

  . any additional events of default with respect to the particular series of Debt Securities;

  . in the case of a particular series of Subordinated Debt Securities, whether that series will be convertible into shares of any class of Common Stock and if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Subordinated Indenture, upon which the series will be convertible, including the conversion price and conversion period;

  . in the case of a particular series of Subordinated Debt Securities, information with respect to book-entry procedures, if any; and

  . any other terms of the particular series of Debt Securities not inconsistent with the provisions of the Indentures. (Section 301)

   Some of the Debt Securities may be issued as original issue discount Debt Securities. Original issue discount Debt Securities are securities sold by us for substantially less than their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount Debt Securities will be described in the applicable prospectus supplement. (Section 101)

Subordination of Subordinated Debt Securities

   Our obligations to make any payment of the principal of and premium, if any, and interest on the Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances relating to our liquidation, dissolution, termination or reorganization, to all Additional Senior Obligations. (Article Thirteen of the Subordinated Indenture) We cannot make any payment of the principal of and premium, if any, or interest on the Subordinated Debt Securities if there is a default in payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness that results in the acceleration of its maturity and that default or event of default continues.

   The Subordinated Indenture defines "Senior Indebtedness" as:

  . all "indebtedness of Georgia-Pacific for money borrowed", whether now outstanding or later created, assumed or incurred, other than:

    .  the Subordinated Debt Securities;

    . any obligation "ranking on a parity with the Subordinated Debt Securities"; or

    .  any obligation "ranking junior to the Subordinated Debt Securities";
       and

  .  any deferrals, renewals or extensions of any such Senior Indebtedness.

   The term "indebtedness of Georgia-Pacific for money borrowed" means any obligation of, or any obligation guaranteed by, Georgia-Pacific for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business.

   The Subordinated Indenture defines "Additional Senior Obligations" as all our indebtedness, whether now outstanding or later created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements. However, Additional Senior Obligations do not include:

  .  any claims in respect of Senior Indebtedness; or

  .  any obligations:

    .  ranking on a parity with the Subordinated Debt Securities or

    .  ranking junior to the Subordinated Debt Securities.

For purposes of this definition, "claim" has the meaning assigned to it in
Section 101(4) of the United States Bankruptcy Code of 1978. The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

   The Subordinated Indenture defines "ranking on a parity with the Subordinated Debt Securities" as any obligation of Georgia-Pacific that:

  . ranks equally with and not prior to the Subordinated Debt Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or termination of or relating to Georgia-Pacific as a whole, whether voluntary or involuntary; and

  . is specifically designated as ranking on a parity with the Subordinated Debt Securities by express provision in the instrument creating or evidencing such obligation. (Section 101 of the Subordinated Indenture)

   The Subordinated Indenture defines "ranking junior to the Subordinated Debt Securities" as any obligation of Georgia-Pacific that:

  . ranks junior to and not equally with or prior to the Subordinated Debt Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or termination of or relating to Georgia-Pacific as a whole, whether voluntary or involuntary; and

  . is specifically designated as ranking junior to the Subordinated Debt Securities by express provisions in the instrument creating or evidencing that obligation (Section 101 of the Subordinated Indenture).

   Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or termination of or relating to Georgia-Pacific as a whole, whether voluntary or involuntary, the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal of and premium, if any, or interest on the Subordinated Debt Securities. If, after paying the holders of Senior Indebtedness, any cash, property or securities remain, those excess proceeds will first be applied to pay in full all the Additional Senior Obligations; then we can make payments on the Subordinated Debt Securities.

   If the holders of Subordinated Debt Securities receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then that payment will be held in trust for the benefit of the holders of Senior Indebtedness or Additional Senior Obligations, as the case may be. (Section 1301 of the Subordinated Indenture) Because of this subordination, in the event of insolvency, holders of the Subordinated Debt Securities may recover less, proportionately, than holders of Senior Indebtedness and holders of Additional Senior Obligations and our general unsecured creditors.

Certain Covenants

 Limitation on Liens

   We may not, nor may we permit any restricted subsidiary, as defined below, to, create or assume any mortgage, security interest, pledge or lien, collectively, a "lien", upon any principal property, as defined below, or upon the shares of stock or indebtedness of any restricted subsidiary, without equally and ratably securing the Debt Securities. However, this restriction does not apply to:

     (1) liens on any principal property existing at the time of its acquisition and liens created contemporaneously with or within 120 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement or construction of such property to secure payment of the purchase price of such property or the cost of such construction or improvements;

     (2) liens on property or shares of stock or indebtedness of a corporation existing at the time it is merged into or its assets are acquired by us or a restricted subsidiary;

     (3) liens on property or shares of stock or indebtedness of a corporation existing at the time it becomes a restricted subsidiary;

     (4) liens securing debts of a restricted subsidiary to us and/or one or more of our subsidiaries;

     (5) liens in favor of a governmental unit to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition of or improvements to property subject thereto;

     (6) liens on timberlands in connection with an arrangement under which we and/or one or more restricted subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however determined;

     (7) liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including borrowings in connection therewith) on, or on any interest in, or on any proceeds from the sale of, property acquired for such purposes, production therefrom (including the proceeds thereof), or material or equipment located thereon;

     (8) liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business;

     (9) liens to extend, renew or replace any liens referred to in clauses
  (1) through (8) or this clause (9) or any lien existing on the date of the applicable Indenture;

     (10) mechanics' and similar liens;

     (11) liens arising out of litigation or judgments being contested; and

     (12) liens for taxes not yet due, or being contested, landlords' liens, tenants' rights under leases, easements, and similar liens not impairing the use or value of the property involved. (Section 1004)

See "Exemption from Limitations on Liens and Sale and Lease-Back".

 Limitation on Sale and Lease-Back

   Transactions involving sale and lease-back by us or one or more restricted subsidiaries of any principal property, except for leases not exceeding three years, are prohibited unless:

     (1) we and/or such restricted subsidiary or subsidiaries would be entitled to incur indebtedness secured by a lien on that property without securing the Debt Securities;

     (2) an amount equal to the value of the sale and lease-back is applied within 120 days to:

  . the voluntary retirement of indebtedness for borrowed money of Georgia-Pacific or any restricted subsidiary maturing more than one year after the date incurred and which is senior to or equal with the Debt Securities in right of payment ("funded debt"); or

  . the purchase of other property that will constitute principal property having a value at least equal to the net proceeds of the sale; or

     (3) we and/or a restricted subsidiary shall deliver to the applicable Trustee for cancellation funded debt (including the Debt Securities) in an aggregate principal amount at least equal to the net proceeds of the sale. (Section 1005)

See "Exemption from Limitations on Liens and Sale and Lease-Back".

 Exemption from Limitations on Liens and Sale and Lease-Back

   We and/or one or more restricted subsidiaries are permitted to create or assume liens or enter into sale and lease-back transactions that would not otherwise be permitted under the limitations described under "Limitation on Liens" and "Limitation on Sale and Lease-Back", provided that the sum of the aggregate amount of all indebtedness secured by these liens (not including indebtedness otherwise permitted under the exceptions described in clauses (1) through (12) under "Limitation on Liens") and the value of all of these sale and lease-back transactions (not including those that are for less than three years or in respect of which indebtedness is retired or property is purchased or Debt Securities are delivered, as described under "Limitation on Sale and Lease-Back") will not exceed 5% of the net tangible assets, as defined below, of us and our restricted subsidiaries. (Section 1006)

 Applicability of Covenants

   Any series of Debt Securities may provide that any one or more of the covenants described above, as well as certain provisions of the "Merger, Sale and Lease" covenant described below, shall not be applicable to the Debt Securities of such series. (Section 1009)

Certain Definitions

   The following terms are defined in more detail in Section 101 of the applicable Indenture.

     "Net tangible assets" means, at any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, (2) any item representing Investments in Unrestricted Subsidiaries, as defined in the applicable Indenture, and (3) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all of the foregoing as set forth on the most recent consolidated balance sheet of Georgia-Pacific and computed in accordance with generally accepted accounting principles.

     "Principal property" means any mill, manufacturing plant or facility or timberlands owned by us or one or more restricted subsidiaries and located within the continental United States, but does not include any such mill, plant, facility or timberlands which are acquired after the date of the applicable Indenture for the disposal of solid waste or control or abatement of atmospheric pollutants or contaminants, or water, noise or other pollutants, or which in the opinion of our board of directors is not of material importance to our total business and our restricted subsidiaries as an entirety, and does not include timberlands designated by our board of directors as being held primarily for development or sale, or minerals or mineral rights.

     "Restricted subsidiary" means a subsidiary substantially all of the property of which is located within the continental United States and which itself, or with us or one or more other restricted subsidiaries, owns a principal property.

     "Subsidiary" means any corporation a majority of the outstanding voting stock of which is owned or controlled by us or one or more subsidiaries and which is consolidated in our accounts.

Merger, Sale and Lease

   Under the Senior Indenture, we may consolidate with or merge into any other corporation or sell, convey or lease all or substantially all of our properties and assets to any person, without the consent of the holders of any of the outstanding Senior Debt Securities, provided that:

  . any successor or purchaser will expressly assume the due and punctual payment of the principal of and interest on all the Senior Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of the Senior Indenture to be performed by us under a supplemental indenture; and

  . we have delivered to the Trustee under the Senior Indenture an opinion of counsel stating compliance with these provisions. (Sections 801 and 804 of the Senior Indenture)

   Under the Subordinated Indenture, we may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease all or substantially all of our properties and assets to any person, unless:

  . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

  . any such successor or purchaser expressly assumes our obligations on the Subordinated Debt Securities and under the Subordinated Indenture;

  . immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, occurs and continues; and

  .  certain other conditions are met. (Section 801 of the Subordinated
     Indenture)

   Under both Indentures, if upon any merger of us with or into any other corporation, or upon any sale or lease of all or substantially all of our properties, any principal property of Georgia-Pacific or a restricted subsidiary or any shares of stock or indebtedness of a restricted subsidiary owned immediately prior to such merger, sale or lease would, thereupon, become subject to any lien other than liens permitted, without securing the Debt Securities under Sections 1004 and 1006 of the applicable Indenture summarized above, prior to such event, we will secure the Debt Securities, equally with all of our other obligations so secured, by a lien on such principal property, shares or indebtedness prior to all liens other than any liens existing up to that time thereon and liens so permitted by those Sections of the Indenture. (Section 802)

Conversion Rights

   The terms and conditions, if any, upon which Subordinated Debt Securities are convertible into shares of any class of Common Stock will be set forth in the prospectus supplement relating to such series of Subordinated Debt Securities. Such terms will include:

  .  the conversion price;

  .  the conversion period;

  . provisions as to whether conversion will be at the option of the holder or us;

  .  the events requiring an adjustment of the conversion price; and

  . provisions affecting conversion in the event of the redemption of such series of Subordinated Debt Securities.

Events of Default

   Unless otherwise provided in the applicable prospectus supplement, the Indentures provide that the following events constitute events of default:

  . failure to pay any interest upon any Debt Security when due, and that failure continues for 30 days (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions);

  . failure to pay the principal of, or premium, if any, on, any Debt Security when due at its maturity or upon acceleration (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions);

  . failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (whether or not payment is prohibited by the subordination provisions);

  . failure to perform any other covenants or warranties in the applicable Indenture, other than a covenant or warranty included in the applicable Indenture solely for the benefit of a series of Debt Securities under the applicable Indenture other than that series, and that failure continues for 90 days, in the case of the Senior Indenture, and 60 days, in the case of the Subordinated Indenture, after written notice as provided in the applicable Indenture;

  . certain events of bankruptcy, insolvency or reorganization of Georgia-Pacific; and

  . any other event of default provided with respect to Debt Securities of that series. (Section 501)

   Acceleration of Debt Securities. If an event of default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the holders of at least 25% in aggregate principal amount of outstanding Debt Securities of that series may declare the principal amount (or, if those Debt Securities are original issue discount Debt Securities, the portion of the principal amount specified in their terms) of all Debt Securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made but, before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to Debt Securities of that series, have been cured or waived as provided in the applicable Indenture. (Section 502)

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Debt Securities or the Indentures, the applicable Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any, or to obtain the performance of that covenant or agreement or any other proper remedy. (Section 503) Under certain circumstances, the applicable Trustee may withhold notice of a default to the holders of the securities if the applicable Trustee in good faith determines that the withholding of that notice is in the best interest of the holders, and the applicable Trustee will withhold the notice for certain defaults for a period of 30 days. (Section 602) You should review the prospectus supplement relating to any series of Debt Securities that are original issue discount Debt Securities for particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount Debt Securities if an event of default occurs and is continuing.

   The Indentures provide that, subject to the duty of the applicable Trustee during default to act with the required standard of care, the applicable Trustee does not have to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless those holders have offered to the applicable Trustee reasonable security or indemnity. (Section 603) Subject to the foregoing sentence and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee, with respect to the Debt Securities of that series. (Section 512)

   No holders of any Debt Securities of any series may institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment:

  . unless those holders have already given to the applicable Trustee written notice of a continuing event of default;

  . unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such a proceeding as Trustee;

  . if the Trustee has received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with the written request; and

  . unless the Trustee has failed to institute the proceeding within 60 days. (Section 507)

The above limitations do not apply to a suit instituted by holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates described in the Debt Security. (Section 508)

   We are required to furnish to each Trustee annually a statement as to the performance by us of certain of our obligations under the applicable Indenture and as to any default in such performance. (Section 1007)

Modification and Waiver

   We and the applicable Trustee may modify and amend the Indentures with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding Debt Securities of each series issued under the applicable Indenture and affected by the modification or amendment, but no such modification or amendment may, without the consent of the holders of each outstanding Debt Security of the series affected by the modification or amendment:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security of that series;

  . reduce the principal amount of or premium, if any, or interest on, any Debt Security of any series (including, in the case of an original issue discount Debt Security, the amount payable upon acceleration of maturity);

  . change the place or currency of payment of principal of or the premium, if any, or interest on any Debt Security of that series;

  . impair the right of any holder to institute suit for the enforcement of any payment on any Debt Security of such series;

  . in the case of the Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities of that series; or

  . reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults. (Section 902)

   The holders of at least 66 2/3% in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the applicable Indenture. (Section 1008) The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of that series, waive any past default under the applicable Indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 513)

Discharge, Defeasance and Covenant Defeasance

   The applicable Indenture with respect to Debt Securities of any series may be discharged, subject to certain terms and conditions, when:

  . either (1) all Debt Securities of such series have been delivered to the applicable Trustee for cancellation or (2) all Debt Securities of such series not theretofore delivered to the applicable Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their stated maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice by the applicable Trustee, and we, in the case of (a), (b) or (c) of subclause (2), have irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for such purpose an amount in the currency in which such Debt Securities are denominated sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal and premium, if any, and interest to the date of such deposit in the case of Debt Securities which have become due and payable or to the stated maturity or redemption date, as the case may be;

  . paid or caused to be paid all other sums payable under the applicable Indenture by us; and

  . we have delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with. (Section
     401)

   If so specified when the Subordinated Debt Securities of a particular series are created, after we have deposited with the Subordinated Trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the Subordinated Debt Securities of such series when due, then we, at our option:

  . will be deemed to have paid and satisfied our obligations on all outstanding Subordinated Debt Securities of that series, which is known as "defeasance and discharge"; or

  . will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on these Subordinated Debt Securities, relating to the Subordinated Debt Securities of that series, which is known as "covenant defeasance".

   Under the Subordinated Indenture, we must also deliver to the Subordinated Trustee an opinion of counsel to the effect that the holders of the Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the IRS.

   When there is a defeasance and discharge, (1) the Subordinated Indenture will no longer govern the Subordinated Debt Securities of that series, (2) we will no longer be liable for payment and (3) the holders of that series of Subordinated Debt Securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

   The obligations and rights under the Subordinated Indenture regarding compensation, reimbursement and indemnification of the Subordinated Trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the Subordinated Debt Securities of such series, replacement of mutilated, destroyed, lost or stolen Subordinated Debt Securities and certain other administrative provisions will continue even if we exercise our defeasance and discharge or covenant defeasance options. (Sections 403 and 404 of the Subordinated Indenture)

   Under current federal income tax law, a covenant defeasance would not be treated as a taxable exchange of Subordinated Debt Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the federal income tax law.

Book-Entry Securities

   The Debt Securities of a series may be issued in the form of one or more book-entry securities that will be deposited with a Depositary or its nominee identified in the applicable prospectus supplement. In this case, book-entry securities will be issued in aggregate denominations equal to the aggregate principal amount of Debt Securities represented by such book-entry securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a book-entry security may not be transferred except as a whole by the applicable Depositary to a nominee of such Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

   The specific terms of the depositary arrangement with respect to any Debt Securities to be represented by a book-entry security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a book-entry security, the Depositary for such book-entry security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such book-entry security to the accounts of persons that have accounts with such Depositary, "participants". We or the underwriters or agents will designate such accounts. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, "indirect participants". Persons who are not participants may beneficially own book-entry securities held by the Depositary only through participants or indirect participants.

   Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a book-entry security.

   So long as the Depositary or its nominee is the registered owner of a book-entry security, such Depositary or such nominee will be considered the sole owner or holder of the Debt Securities represented by such book-entry security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in securities represented by book-entry securities will not be entitled to have such Debt Securities registered in their names, will not be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders of such Debt Securities under the applicable Indenture.

   Payments of principal of and any premium and interest on Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the book-entry securities representing such Debt Securities. We expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their beneficial interests in the book-entry security, as shown on the records of such Depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such book-entry security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name", and will be the responsibility of such participants and indirect participants. Neither we, the applicable Trustee, any authenticating agent, any paying agent nor the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any book-entry security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 311)

   If the Depositary for Debt Securities of a series notifies us that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, we have agreed to appoint a successor depositary. If such a successor is not appointed by us within 90 days, we will issue Debt Securities of such series in definitive registered form in exchange for the book-entry security. In addition, we may at any time and in our sole discretion determine that the Debt Securities of any series will no longer be represented by book-entry securities. In that event, we will issue Debt Securities of such series in definitive registered form in exchange for such book-entry securities. Further, if we so specify with respect to the Debt Securities of a series, or if an event of default, or an event which with notice, lapse of time or both would be an event of default with respect to the Debt Securities of such series has occurred and is continuing, an owner of a beneficial interest in a book-entry security representing Debt Securities of such series may receive Debt Securities of such series in definitive registered form. In any such case, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery in definitive registered form of Debt Securities of the series represented by such book-entry security equal in principal amount to such beneficial interest and to have such Debt Securities registered in such owner's name. (Section 305) Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.

Concerning the Trustees

   We maintain customary banking relationships with The Bank of New York, and The Bank of New York is a lender under our $1.5 billion unsecured revolving credit facility.

                         DESCRIPTION OF PREFERRED STOCK

   We have summarized below the general terms of the Preferred Stock, without par value per share, "Preferred Stock", and the Junior Preferred Stock, without par value per share, "Junior Preferred Stock", to which any prospectus supplement may relate. The summary is not complete. We will describe some of the terms of any series of the Preferred Stock or the Junior Preferred Stock, as the case may be, offered by any prospectus supplement in the prospectus supplement for that series of Preferred Stock or Junior Preferred Stock, as applicable. If we indicate the terms of any such series in the prospectus supplement, those terms may differ from the terms described below. We encourage you to read our restated articles of incorporation which have been filed with the Commission and the articles supplementary to our restated articles of incorporation which will be filed with the Commission in connection with the offering of the series of Preferred Stock or Junior Preferred Stock.

General

   We are authorized to issue up to 10,000,000 shares of Preferred Stock and 25,000,000 shares of Junior Preferred Stock, of which 5,000,000 shares have been designated as Series B Junior Preferred Stock and 5,000,000 shares have been designated as Series C Junior Preferred Stock. The shares of Series B Junior Preferred Stock and Series C Junior Preferred Stock have been reserved for issuance in connection with our restated rights agreement described under "Description of Common Stock--Restated Rights Agreement". As of the date of this prospectus, we had no Preferred Stock or Junior Preferred Stock outstanding.

   Our restated articles of incorporation authorize our board of directors to provide for the issuance of Preferred Stock and Junior Preferred Stock in one or more series, without shareholder action. Our board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of each series of Preferred Stock or Junior Preferred Stock, as the case may be, our board of directors will adopt resolutions creating and designating the series as a series of Preferred Stock or Junior Preferred Stock, as applicable.

   The Preferred Stock and the Junior Preferred Stock have the terms described below, unless otherwise provided in the prospectus supplement relating to a particular series of the Preferred Stock or Junior Preferred Stock, as the case may be. You should read the prospectus supplement relating to the particular series of the Preferred Stock or Junior Preferred Stock offered thereby for specific terms, including:

  .  the designation of the series and the number of shares offered;

  .  the amount per share payable in the event of liquidation;

  . the price at which the particular series of Preferred Stock or the Junior Preferred Stock, as the case may be, will be issued;

  . the dividend rate, the dates on which dividends will be payable and the date from which dividends will commence to cumulate;

  .  any redemption, retirement or sinking fund provisions;

  . whether the shares have voting rights, and the extent of any such voting rights, including, without limitation, the right to elect directors;

  .  the terms and conditions, if any, on which shares may be converted;

  . any other preferences, rights, restrictions and qualifications of shares of such series permitted by law and the restated articles of incorporation.

Rank

   Any series of Preferred Stock will rank:

  . senior to all classes of Common Stock and Junior Preferred Stock with respect to dividend rights and liquidation rights;

  . senior to classes of Preferred Stock with respect to either dividend rights or liquidation rights where the terms of the Preferred Stock entitle the holders to receipt of dividends or a liquidation distribution, as the case may be, in preference or priority to the holders of such other classes of Preferred Stock;

  . equally with classes of Preferred Stock with respect to either dividend rights or liquidation rights if the holders of the Preferred Stock are entitle to receipt of dividends or a liquidation distribution, as the case may be, without preference or priority one over the other; and

  . junior to classes of Preferred Stock with respect to either dividend other rights or liquidation rights if the rights of holders are subject or subordinate to the rights of holders of such other classes of Preferred Stock to receipt of dividends or a liquidation distribution, as the case may be.

   Any series of Junior Preferred Stock will rank:

  . senior to all classes of Common Stock with respect to dividend rights and liquidation rights;

  . senior to classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the terms of the Junior Preferred Stock entitle the holders to receipt of dividends or a liquidation distribution, as the case may be, in preference or priority to the holders of such other classes of Junior Preferred Stock;

  . equally with classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the holders of the Junior Preferred Stock are entitled to receipt of dividends or a liquidation distribution, as the case may be, without preference or priority one over the other; and

  . junior to all classes of Preferred Stock with respect to dividend rights and liquidation rights, and to classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the rights of holders are subject or subordinate to the rights of holders of such other classes of Junior Preferred Stock to receipt of dividends or a liquidation distribution, as the case may be.

Dividend Rights

   Dividends on the Preferred Stock and the Junior Preferred Stock are cumulative.

   Each series of Preferred Stock and Junior Preferred Stock will be entitled to dividends as described in the prospectus supplement. Different series of Preferred Stock and Junior Preferred Stock may be entitled to dividends at different rates. The rate may be fixed or variable or both.

   Holders of the Preferred Stock and Junior Preferred Stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books on record dates determined by our board of directors.

   No full dividends may be declared or paid or funds set apart for the payment of dividends on any equal securities unless dividends have been paid or set apart for payment on the Preferred Stock or Junior Preferred Stock, as the case may be. If full dividends are not paid, the Preferred Stock or Junior Preferred Stock, as the case may be, will share dividends pro rata with the securities ranking equally. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the Preferred Stock or Junior Preferred Stock, as the case may be.

Voting Rights

   Except as we indicate in the prospectus supplement, or except as required by applicable law, the holders of the Preferred Stock and the Junior Preferred Stock will not be entitled to any voting rights.

Liquidation Rights

   If we liquidate, dissolve or terminate our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock and Junior Preferred Stock will be entitled to receive, after we pay our debts and liabilities and after we provide for liquidating distributions to holders of securities senior to such series of Preferred Stock or Junior Preferred Stock, as the case may be, and before we make any liquidating distributions to holders of securities junior to such series of Preferred Stock or Junior Preferred Stock, as the case may be, liquidating distributions in the amount described in the prospectus supplement relating to such series of Preferred Stock and Junior Preferred Stock, as the case may be, plus an amount equal to accrued and unpaid dividends for all dividend periods prior to that point in time.

   If the amounts payable with respect to such series of Preferred Stock or Junior Preferred Stock, as the case may be, and any other securities equal with such series are not paid in full, the holders of such series of Preferred Stock or Junior Preferred Stock and the securities equal with such series will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of such series of Preferred Stock or Junior Preferred Stock, as the case may be, are paid in full, they will have no right or claim to any of our remaining assets.

Redemption

   The prospectus supplement will state the terms, if any, on which shares of a series of Preferred Stock or Junior Preferred Stock, as the case may be, may be redeemable, in whole or in part, or subject to mandatory redemption pursuant to a sinking fund.

Conversion

   The prospectus supplement will state the terms, if any, on which shares of a series of Preferred Stock or Junior Preferred Stock, as the case may be, are convertible into other securities of ours.

                          DESCRIPTION OF COMMON STOCK

   We have summarized below the material terms of the Georgia-Pacific Group Stock and the Timber Stock. The summary is not complete. We encourage you to read our restated articles of incorporation and our bylaws. You should also refer to the applicable provisions of the Georgia Business Corporation Code.

Authorized and Outstanding Shares

   We are authorized to issue up to 400,000,000 shares of Georgia-Pacific Group Stock, par value $.80 per share. At May 13, 1999, we had outstanding 85,818,888 shares of Georgia-Pacific Group Stock. On June 3, 1999, we split the Georgia-Pacific Group Stock, issuing to holders of Georgia-Pacific Group Stock an additional share of Georgia-Pacific Group Stock for each share that they owned. After giving effect to the stock split, the number of shares of Georgia-Pacific Group Stock outstanding on May 13, 1999 would have been 171,637,776. We also are authorized to issue up to 250,000,000 shares of Timber Stock, par value $.80 per share. At May 13, 1999, we had outstanding 84,909,044 shares of Timber Stock.

Dividends

   Our ability to pay dividends on the Georgia-Pacific Group Stock and the Timber Stock is limited by Georgia law. Under Georgia law, dividends are limited to our legally available assets and subject to the prior payment of dividends on any outstanding shares of Preferred Stock and Junior Preferred Stock. Under Georgia law, assets are not legally available for paying dividends if (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than our total liabilities plus, subject to some exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of shareholders receiving the dividend.

   Our ability to pay dividends on the Georgia-Pacific Group Stock and the Timber Stock is also limited by our restated articles of incorporation. Under our restated articles of incorporation, dividends are limited to an amount not greater than the available dividend amount for the relevant group. Each group's available dividend amount is, on any date, any amount in excess of the minimum amount necessary for the group to be able to pay its debts as they become due in the usual course of business, as determined by our board of directors exercising its business judgment based on the facts and circumstances then existing. This amount is calculated as if the group were a stand-alone company.

   Under Georgia law, the amount of assets legally available for paying dividends is determined on the basis of our entire company, and not just the respective groups. Consequently, the amount of our legally available assets will reflect the amount of any net losses of each group, any dividends on Georgia-Pacific Group Stock, Timber Stock, any Preferred Stock or any Junior Preferred Stock, and any repurchases of Georgia-Pacific Group Stock or Timber Stock or Preferred Stock or Junior Preferred Stock. Dividend payments on the Georgia-Pacific Group Stock and the Timber Stock and the Timber Stock could be precluded because legally available assets are not available under Georgia law, even though the available dividend amount test for the particular relevant group was met. Moreover, we cannot assure you that there will be an available dividend amount for either group.

   Subject to these restrictions on paying dividends, our board of directors may, in its sole discretion, declare and pay dividends exclusively on the Georgia-Pacific Group Stock, exclusively on the Timber Stock or on both, in equal or unequal amounts, without having to take into account the relative available dividend amounts for the two groups, the amount of dividends it previously declared on each class of Common Stock, the respective voting or liquidation rights of each class or any other factor.

Voting Rights

   Under our restated articles of incorporation, the entire voting power of our shareholders is vested in the holders of Georgia-Pacific Group Stock and Timber Stock. Except as otherwise provided by law, by the terms of any outstanding Preferred Stock and Junior Preferred Stock or by any provision of our restated articles of incorporation restricting the power to vote on a specified matter to other shareholders, holders of Georgia-Pacific Group Stock and Timber Stock are entitled to vote on any matter on which our shareholders are, by law or by the provisions of our restated articles of incorporation or our bylaws, entitled to vote. Both classes of Common Stock vote together as a single voting group on each matter on which holders of Common Stock are generally entitled to vote.

   On each matter as to which holders of both classes of Common Stock vote together as a single voting group:

  .  each share of Georgia-Pacific Group Stock has one vote; and

  . each share of Timber Stock has a number of votes equal to the quotient of the time-weighted average market value of one share of Timber Stock over the 20-trading day period ending on the 10th trading day prior to the record date for determining the Common Stock holders entitled to vote, divided by the time-weighted average market value of one share of Georgia-Pacific Group Stock over the same period.

In calculating the time-weighted average market values of the two classes of Common Stock, the average market values for the second, third and fourth five-trading day period in the 20-trading day period will be weighted two times, three times and four times, respectively, the weight given to the average market value of the first five trading days in the 20-trading day period.

   Accordingly, the relative per share voting rights of the Georgia-Pacific Group Stock and the Timber Stock fluctuate depending upon changes in the relative market values of shares of the two classes of Common Stock. As of the date of this prospectus, Georgia-Pacific Group Stock has a substantial majority of the voting power because the aggregate market value of the outstanding shares of Georgia-Pacific Group Stock is substantially greater than the aggregate market value of the outstanding shares of Timber Stock.

   If shares of only one class of Common Stock are outstanding, each share of that class has one vote. If either class of Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that class will, for purposes of that vote, have one vote on the matter.

   Fluctuations in the relative voting rights of the Georgia-Pacific Group Stock and the Timber Stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of our stock to acquire such percentage of both classes of Common Stock, and would limit the ability of investors in one class to acquire for the same consideration relatively more or less votes per share than investors in the other class.

   The holders of Georgia-Pacific Group Stock and Timber Stock do not have any right to vote separately as a voting group on any matter coming before our shareholders, except for the limited voting group voting rights provided under Georgia law described below, by New York Stock Exchange rules or as determined by our board of directors. In addition to the approval of the holders of a majority of the voting power of all shares of Common Stock voting together as a single voting group, the approval of a majority of the outstanding shares of Georgia-Pacific Group Stock or Timber Stock, voting as a separate voting group, would also be required under Georgia law to approve any amendment to our restated articles of incorporation that would, among other things:

  . increase or decrease the number of authorized shares of Georgia-Pacific Group Stock or Timber Stock; or

  . change the designation, rights, preferences or limitations of the shares of the class.

   The following illustration demonstrates the calculation of the number of votes each share of Timber Stock would be entitled on all matters on which holders of Georgia-Pacific Group Stock and Timber Stock vote together as a single voting group. If:

  . the time-weighted average market value of Timber Stock during the 20-trading day valuation period was $30 per share; and

  . the time-weighted average market value of Georgia-Pacific Group Stock during the 20-trading day valuation period was $50 per share,

then each share of Georgia-Pacific Group Stock would have one vote and each share of Timber Stock would have 0.6 votes based on the following calculation:

                                 $30 per share = 0.6 votes
                                 -------------
                                 $50 per share

Assuming 200 million shares of Georgia-Pacific Group Stock and 100 million shares of Timber Stock were outstanding, the shares of Georgia-Pacific Group Stock would represent 76.9% of our total voting power and the shares of Timber Stock would represent 23.1% of our total voting power.

Conversion and Redemption

 Mandatory Dividend, Redemption or Conversion of Common Stock If Disposition of Group Assets Occurs

   If we dispose of all or substantially all of the properties and assets of either the Georgia-Pacific Group or the Timber Group, we must take action that returns the value of those assets to the holders of that group's Common Stock. That action could take the form of a cash dividend, a redemption of shares or a conversion into the other group's Common Stock.

   Accordingly, if we sell all or substantially all of one group's assets in a transaction other than one described below under "Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs", we will:

  . pay a dividend to the holders of shares of that group's Common Stock in cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; or

  . (1) if the disposition involves all of the properties and assets of that group, redeem all outstanding shares of that group's Common Stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; or

  . (2) if the disposition involves substantially all, but not all, of the properties and assets of that group, redeem a number of whole shares of that group's Common Stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; the number of shares so redeemed will have, in the aggregate, an average market value, during the 10-trading day period beginning on the 16th trading day following the disposition date, closest to the net proceeds; or

  . convert each outstanding share of that group's Common Stock into a number of shares of the other group's Common Stock equal to 110% of the ratio of the average market value of one share of Common Stock of the group whose assets are disposed to the average market value of one share of Common Stock of the other group, during the 10-trading day period beginning on the 16th trading day following the disposition date.

   We may only pay a dividend or redeem shares of Common Stock if we have legally available assets under Georgia law and the amount to be paid to holders is less than or equal to the available dividend amount for the group. We will pay the dividend or complete the redemption or conversion prior to or on the 85th trading day following the disposition date.

   For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" of either group means a portion of the properties and assets:

  . that represents at least 80% of the then fair value of the properties and assets of that group; or

  . from which were derived at least 80% of the aggregate revenues of that group for the immediately preceding 12 fiscal quarterly periods.

   The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after we pay or reasonably provide for, as determined by our board of directors:

  . any taxes payable by us, or which would have been payable but for the utilization of tax benefits attributable to the group not subject to the disposition, in respect of the disposition or in respect of any resulting dividend or redemption;

  . any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

  . any liabilities of or attributed to the group whose assets are disposed, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock or Junior Preferred Stock attributed to that group.

   We may elect to pay the dividend or redemption price either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the fair value of the net proceeds.

   The following illustration demonstrates the provisions requiring a mandatory dividend, redemption or conversion if a disposition occurs. If:

  . 200 million shares of Georgia-Pacific Group Stock and 100 million shares of Timber Stock were outstanding;

  . the net proceeds of the disposition of substantially all (but not all) of the assets of the Timber Group equals $2 billion;

  . the average market value of Timber Stock during the 10-trading day valuation period was $30 per share; and

  . the average market value of Georgia-Pacific Group Stock during the same valuation period was $50 per share,

then we could do any of the following:

     (1) pay a dividend to the holders of shares of Timber Stock equal to:

               net proceeds     =      $2 billion
             ----------------      ------------------
                number of          100 million shares
               outstanding
             shares of Timber
                  Stock

     (2) redeem for $30 per share a number of shares of Timber Stock equal to:

               net proceeds     =     $2 billion
             -----------------     -----------------
              average market         $30 per share
                 value of
               Timber Stock
                                 = 66,666,666 shares

     (3) convert each outstanding share of Timber Stock into a number of Georgia-Pacific Group Stock equal to:

                                 average market
                                    value of
        1.10            x         Timber Stock         = 1.10   x  $ 30 per share
                           ---------------------------             --------------
                               average market value of             4$50 per share
                           Georgia-Pacific Group Stock
                                                       = 0.66 shares

   Our board of directors may, within one year after a dividend or redemption following a disposition of a group's properties or assets, convert each outstanding share of that group's Common Stock into a number of shares of the other group's Common Stock equal to 110% of the ratio of the time-weighted average market value of one share of Common Stock of the group whose assets are disposed over the 20-trading day period ending on the 5th trading day prior to the date the notice of the conversion is mailed to the holders to the time-weighted average market value of one share of Common Stock of the other group over the same period. We refer you to "--Voting Rights" for a summary explanation of how we will calculate the time-weighted average market values.

   The following illustration demonstrates the calculation of the number of shares issuable upon conversion of one class of Common Stock into shares of the other class of Common Stock within one year following a disposition. If:

  . 200 million shares of Georgia-Pacific Group Stock and 100 million shares of Timber Stock were outstanding immediately prior to a conversion;

  . the time-weighted average market value of Timber Stock during the 20-trading day valuation period was $10 per share; and

  . the time-weighted average market value of Georgia-Pacific Group Stock during the same valuation period was $50 per share,

then each share of Timber Stock could be converted into 0.22 shares of Georgia-Pacific Group Stock based on the following calculation:

              1.10            x  $10.00 per share    =    0.22 shares
                                 ----------------
                                  $50 per share

 Exceptions to the Dividend, Redemption or Conversion Requirement If a Disposition Occurs

   We are not required to take any of the above actions for any disposition of all or substantially all of the properties and assets of either group in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity which:

  . acquires those properties or assets or succeeds to the business conducted with those properties or assets or controls such acquiror or successor; and

  . is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by that group prior to the disposition, as determined by our board of directors.

   The purpose of this exception is to enable us technically to dispose of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a dividend on, or a conversion or redemption of, the class of Common Stock of that group, so long as we hold an equity interest in that entity. A joint venture in which we own a direct or indirect equity interest is an example of such an acquiror. We are not required to control that entity, whether by ownership or contract provisions.

   We are also not required to effect a dividend, redemption or conversion if the disposition is:

  . of all or substantially all of our properties and assets in one transaction or a series of related transactions in connection with our dissolution, liquidation or winding up and the distribution of our assets to shareholders;

  . on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the Common Stock of the group whose assets are disposed; or

  . made to any person or entity controlled by us, as determined by our board of directors.

 Notices If Disposition of Group Assets Occurs

   Not later than the 10th trading day after the consummation of a disposition, we will announce publicly by press release:

  .  the estimated net proceeds of the disposition;

  . the number of shares outstanding of the Common Stock of the group whose assets are disposed; and

  . the number of shares of that group's Common Stock into or for which convertible securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price of those convertible securities.

In addition, not earlier than the 26th trading day and not later than the 30th trading day after the consummation of the disposition, we will announce publicly by press release whether we will pay a dividend or redeem shares of the Common Stock with the net proceeds of the disposition or convert the shares of Common Stock of the group whose assets are disposed into the other group's Common Stock.

   We will mail to each holder of shares of the group whose assets are disposed the additional notices and other information required by our restated articles of incorporation.

 Conversion of Common Stock at Our Option at Any Time

   Our board of directors may at any time convert each outstanding share of:

  .  Georgia-Pacific Group Stock into a number of shares of Timber Stock; or

  .  Timber Stock into a number of shares of Georgia-Pacific Group Stock,

equal to 115% of the ratio of the time-weighted average market value of one share of Common Stock of the group whose shares are to be converted over the 20-trading day period ending on the 5th trading day prior to the date the notice of conversion is mailed to the holders to the time-weighted average market value of one share of Common Stock of the other group over the same period. We refer you to "--Voting Rights" for a summary explanation of how we will calculate the time-weighted average market values.

   These provisions allow us the flexibility to recapitalize the two classes of Common Stock into one class of Common Stock that would, after the recapitalization, represent an equity interest in all of our businesses. The optional conversion could be exercised at any time in the future if our board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of two classes of Common Stock intended to reflect separately the performance of our manufacturing business and our timber business were no longer in the best interests of all of our shareholders. A conversion could be exercised, however, at a time that is disadvantageous to the holders of one of the classes of Common Stock.

   Conversion would be based upon the relative market values of the Georgia-Pacific Group Stock and the Timber Stock. Many factors could affect the market values of the Georgia-Pacific Group Stock or the Timber Stock, including:

  .  our results of operations and those of each of the groups;

  .  trading volumes; and

  .  general economic and market conditions.

Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect differently one class of Common Stock compared to the other. These decisions could include:

  .  changes to our management and allocation policies;

  .  transfers of assets between the groups;

  . allocations of corporate opportunities and financing resources between the groups; and

  .  changes in dividend policies.

   The following illustration demonstrates the calculation of the number of shares issuable upon conversion of one class of Common Stock into shares of the other class at our option. If:

  . 200 million shares of Georgia-Pacific Group Stock and 100 million shares of Timber Stock were outstanding immediately prior to a conversion;

  . the time-weighted average market value of Timber Stock during the 20-trading day valuation period was $30 per share; and

  . the time-weighted average market value of Georgia-Pacific Group Stock during the same valuation period was $50 per share, then each share of Timber Stock could be converted into 0.69 shares of Georgia-Pacific Group Stock based on the following calculation:

                               1.15 X $30 per share = 0.69 shares
                                      -------------
                                       $50 per share

 Redemption in Exchange for Stock of Subsidiary

   Our board of directors may redeem on a pro rata basis all of the outstanding shares of Georgia-Pacific Group Stock or Timber Stock for shares of the common stock of one or more of our wholly-owned subsidiaries which own all of the assets and liabilities attributed to the relevant group. We may redeem shares of Common Stock for subsidiary stock only if we have legally available assets under Georgia law.

   As a result of a redemption, holders of each class of Common Stock would hold securities of separate legal entities operating in distinct lines of business. This redemption could be authorized by our board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of Georgia-Pacific Group Stock and Timber Stock is no longer in the best interests of all of our shareholders.

 Selection of Shares for Redemption

   If less than all of the outstanding shares of a class of Common Stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of that class of Common Stock or by such method as may be determined by our board of directors to be equitable.

 Fractional Interests

   We are not required to issue fractional shares of any capital stock or any fractional securities to any holder of either class of Common Stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

 Transfer Taxes

   We will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares. We will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Common Stock so converted or redeemed were registered, and no such issue or delivery will be made unless the person requesting such issue has paid to us the amount of any such tax, or has established to our satisfaction that such tax had been paid.

Liquidation

   In the event of our liquidation, dissolution or termination, after we pay our debts, other liabilities and full preferential amounts to which our holders of any Preferred Stock or Junior Preferred Stock are entitled, the holders of Georgia-Pacific Group Stock and Timber Stock are entitled to receive our assets, if any, remaining for distribution to holders of Common Stock on a per share basis in proportion to a fixed number of liquidation units per share of such class.

   Each share of Georgia-Pacific Group Stock has one liquidation unit. As of the date of this prospectus, each share of Timber Stock has 0.402 of a liquidation unit. The number of liquidation units per share of Common Stock will not change without the approval of shareholders of each Group, except in the limited circumstances described below. Consequently, the liquidation rights of the holders of the respective classes of Common Stock may not bear any relationship to the relative market values or the relative voting rights of the two classes.

   No holders of Georgia-Pacific Group Stock will have any special right to receive specific assets of the Georgia-Pacific Group and no holder of Timber Stock will have any special right to receive specific assets of the Timber Group in the case of our liquidation, dissolution or termination.

   If we subdivide or combine the outstanding shares of either class of Common Stock or declare a dividend or other distribution of shares of either class of Common Stock to holders of that class of Common Stock, the number of liquidation units of either class of Common Stock will be appropriately adjusted by our board of directors to avoid any dilution in the aggregate, relative liquidation rights of any class of Common Stock.

   Neither a merger nor share exchange of Georgia-Pacific into or with any other corporation, nor any sale, transfer, lease, exchange or other disposition of all or any part of our assets, will, alone, be deemed to be a liquidation of us, or cause our dissolution, for purposes of these liquidation provisions.

Determinations by Our Board of Directors

   Any determinations made in good faith by our board of directors under any provision described above and any determination with respect to any group or the rights of holders of shares of either class of Common Stock, are final and binding on all of our shareholders, subject to the rights of shareholders under applicable Georgia law and under the federal and state securities laws.

Preemptive Rights

   Neither the holders of Georgia-Pacific Group Stock nor the holders of Timber Stock have any preemptive rights or any rights to convert their shares into any other securities of Georgia-Pacific.

Restated Rights Agreement

   Under our restated rights agreement, we have issued to all holders of Georgia-Pacific Group Stock rights to purchase Series B Junior Preferred Stock if a "distribution date" occurs and to all holders of Timber Stock rights to purchase Series C Junior Preferred Stock if a "distribution date" occurs. We refer to the Georgia-Pacific Group purchase rights and the Timber Group purchase rights as the "rights".

   Until a distribution date occurs, the rights can be transferred only with the Common Stock. On the occurrence of a distribution date, the rights will separate from the Common Stock and become exercisable as described below.

   A "distribution date" will occur upon the earlier of:

  . the tenth day after a public announcement that a person or group of affiliated or associated persons other than us, one of our subsidiaries or one of our employee benefit plans (an "acquiring person") has acquired beneficial ownership of 15% or more of the total voting rights of the then outstanding shares of Common Stock; or

  . the tenth business day following the commencement of a tender or exchange offer that would result in such person or group beneficially owning such voting rights.

The total voting rights of the Common Stock will be determined based upon the voting rights of holders of outstanding shares of Georgia-Pacific Group Stock and Timber Stock at the time of any determination.

   Following the distribution date, holders of rights will be entitled to purchase from us:

  . in the case of a Georgia-Pacific Group right, one one-hundredth (1/100th) of a share of Series B Junior Preferred Stock at a purchase price of $350, subject to adjustment; and

  . in the case of a Timber Group right, one one-hundredth (1/100th) of a share of Series C Junior Preferred Stock at a purchase price of $100, subject to adjustment.

   If (1) any person or group becomes an acquiring person, (2) an acquiring person engages in one or more "self-dealing" transactions with us as described in our restated rights agreement, (3) we are the surviving or continuing corporation in a merger or other combination with an acquiring person and all of the Common Stock remains outstanding and is not changed or exchanged, or (4) while there is an acquiring person, there is a reclassification of securities, recapitalization of Georgia-Pacific or other transaction that increases by more than 1% the proportionate share of the outstanding shares of any class or series of any equity securities of Georgia-Pacific beneficially owned by the acquiring person, then the rights will "flip-in". At that time, the rights beneficially owned by any acquiring person will become null and void and:

  . a Georgia-Pacific Group right will entitle its holder to purchase, at the Series B purchase price, a number of shares of Series B Junior Preferred Stock with a market value equal to twice the Series B purchase price; and

  . a Timber Group right will entitle its holder to purchase, at the Series C purchase price, a number of shares of Series C Junior Preferred Stock with a market value equal to twice the Series C purchase price.

   If, following the date of a public announcement that an acquiring person has become such, (1) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (2) any person consolidates or merges with us and all or part of the Common Stock is converted or exchanged for securities, cash or property or any other person, or (3) 50% or more of our assets or earning power is sold or transferred, then the rights will "flip-over". At that time, each Georgia-Pacific Group right and each Timber Group right will entitle its holder to purchase, for the Series B purchase price or Series C purchase price, as applicable, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to twice the Series B purchase price or Series C purchase price.

   The rights will expire on December 31, 2007, unless we terminate them before that time. A majority of the independent directors of our board may terminate all of the rights without any payment to any holder of rights at any time until the earlier of:

  . the tenth day following a public announcement that an acquiring person has become such; or

  .  December 31, 2007.

Once our board acts to terminate the rights, the right to exercise the rights will terminate and each right will become null and void.

   A holder of a right will not have any rights as a shareholder of Georgia-Pacific, including the right to vote or to receive dividends, until a right is exercised.

   At any time prior to the occurrence of a distribution date, we may, without the approval of any holders of rights, supplement or amend any provision of our restated rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the rights. However, we may not supplement or amend the principal economic terms, such as the expiration date of the rights and the number and price of shares of Junior Preferred Stock for which a right is exercisable, without the approval of a majority of the independent directors.

   From and after the occurrence of a distribution date, we may, without the approval of any holder of rights, supplement or amend our restated rights agreement:

  .  to cure any ambiguity;

  . to correct or supplement any provision that may be defective or inconsistent;

  . subject to some exceptions, to shorten or lengthen any time period under the restated rights agreement; or

  . in any manner that we may deem necessary or desirable and which does not adversely affect the interests of the holders of rights, other than an acquiring person, and which does not change the principal economic terms.

Certain Anti-Takeover Provisions of Georgia Law, Our Restated Articles of Incorporation and Bylaws and Our Restated Rights Agreement

   The following discussion concerns certain provisions of Georgia law, our restated articles of incorporation, our bylaws and our restated rights agreement that could be viewed as having the effect of discouraging an attempt to obtain control of Georgia-Pacific.

 Georgia Law

   Under Georgia law, unless otherwise provided by a corporation's articles of incorporation or bylaws, a merger or share exchange or sale of all or substantially all of the corporation's assets must be approved by a majority of all the votes entitled to be cast, voting as a single voting group. Shareholders of the corporation surviving a merger or share exchange need not approve the merger or share exchange if certain conditions are met. Neither our restated articles of incorporation nor our bylaws contain a provision which alters the requirements with respect to mergers or share exchanges or a sale of all or substantially all of our assets under Georgia law.

   We have elected in our bylaws to be covered by two provisions of Georgia law that restrict business combinations with interested shareholders: the Business Combinations Provision and the Fair Price Provision. Under Georgia law, once adopted, these provisions may be repealed only by the affirmative vote of at least 66 2/3% of the "continuing directors" and a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by an "interested shareholder" and, with respect to the Fair Price Provision, his, her or its associates and affiliates. An "interested shareholder" is defined as a holder of 10% or more of the outstanding voting stock. "Continuing directors" are directors who served prior to the time the interested shareholder acquired an ownership of 10% or more of the outstanding voting stock and who are unaffiliated with the interested shareholder.

 Interested Shareholder Transactions

   The Business Combinations Provision generally prohibits us from entering into certain business combination transactions with any interested shareholder for a five-year period following the time that such shareholder became an interested shareholder.

   An interested shareholder may engage in a business combination transaction with us within the five-year period only if:

  . our board of directors approved the transaction before the shareholder became an interested shareholder or approved the transaction in which the shareholder became an interested shareholder;

  . the interested shareholder acquired at least 90% of the voting stock outstanding in the transaction in which it became an interested shareholder; or

  . after becoming an interested shareholder, the interested shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares, excluding Insider Shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote, excluding from the vote, Insider Shares and voting stock beneficially owned by the interested shareholder.

   "Insider Shares" refer to shares owned by:

  . persons who are directors or officers of Georgia-Pacific, their affiliates or associates;

  .  our subsidiaries; and

  . our employee stock plans under which participants do not have the right to determine confidentially the extent to which shares held under such plans will be tendered in a tender or exchange offer.

 Fair Price Requirements

   The Fair Price Provision imposes requirements on "business combinations" of Georgia-Pacific with any interested shareholder. In addition to any vote required by law or by our restated articles of incorporation, under the Fair Price Provision, business combinations with an interested shareholder must meet one of the following criteria:

  . the transaction must be unanimously approved by our continuing directors, provided that the continuing directors constitute at least three members of our board of directors at the time the transaction is approved;

  . the transaction must be recommended by at least 66 2/3% of the continuing directors and approved by a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination; or

  . the terms of the transaction must meet specified fair pricing criteria and other tests.

These criteria are designed to protect our minority shareholders.

 Our Restated Articles of Incorporation and Bylaws

 Authorized Shares of Preferred Stock

   Our restated articles of incorporation provide that we may from time to time issue shares of Preferred Stock and Junior Preferred Stock in one or more series, the terms of which will be determined by our board of directors. Our restated articles of incorporation authorize 10,000,000 shares of Preferred Stock and 25,000,000 shares of Junior Preferred Stock, of which 5,000,000 shares have been designated as Series B Junior Preferred Stock and 5,000,000 shares of Series C Junior Preferred Stock. The shares of Series B Junior Preferred Stock and Series C Junior Preferred Stock have been reserved for issuance in connection with our restated rights agreement. We will not solicit approval of our shareholders unless our board of directors believes that approval is advisable or is required by New York Stock Exchange rules or Georgia law.

   The existence of authorized, unissued and unreserved Preferred Stock and Junior Preferred Stock could enable our board of directors to issue shares to persons friendly to current management which could render more difficult, or discourage, an attempt to obtain control of Georgia-Pacific by means of a merger, tender offer, proxy contest or otherwise, and protect the continuity of our management. These additional shares also could be used to dilute the share ownership of persons seeking to obtain control of Georgia-Pacific.

 Shareholder Nominations and Proposals

   Our bylaws provide that any shareholder may present a nomination for a directorship at an annual meeting of shareholders only if advance notice of such nomination has been delivered to Georgia-Pacific not less than 60 days or more than 75 days prior to the meeting. If less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than 10 days after the notice was mailed or the disclosure made.

   Similarly, any shareholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to Georgia-Pacific not less than 120 calendar days before the date Georgia-Pacific's proxy statement released to shareholders in connection with the previous year's annual meeting.

   The foregoing notices must describe:

  . the proposal to be brought at the meeting or the nominee for director, as applicable;

  .  personal information regarding the shareholder giving the notice;

  .  the number of shares owned by the shareholder; and

  .  his or her interest in the proposal.

   These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any shareholder to a vote of the shareholders.

 Staggered Board

   Our board of directors is divided into three classes of directors serving staggered three-year terms. Each class consists of, as nearly as possible, one-third of the total number of directors.

   The classification of directors makes it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, generally will be required to change the majority of our board of directors. The classification provisions of our bylaws and restated articles of incorporation could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Georgia-Pacific.

 Increase in the Number of Directors

   Our bylaws provide that the number of directors may be increased or decreased either by:

  .  our board of directors; or

  . the affirmative vote of at least 75% of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting as a separate voting group.

 Filling Vacancies

   Our bylaws provide that any vacancy on our board of directors may be filled:

  . by a majority of the remaining members of the board though less than a quorum or by the sole remaining director, as the case may be; or

  . if no director remains, by the holders of the shares of capital stock who are entitled to vote for the director with respect to which the vacancy is being filled.

However, if a vacancy occurs with respect to a director elected by a particular class or series of shares voting as a separate voting group, our bylaws provide that that vacancy may be filled:

  .  by the remaining director or directors elected by that class or series;

  .  or if no director remains, by the holders of that class or series.

   Any vacancy arising by reason of an increase in the number of directors may only be filled by our board of directors.

   Accordingly, our board of directors could temporarily prevent any shareholder from enlarging our board and filling the new directorships with such shareholder's own nominees.

 Special Meetings of Shareholders

   Under Georgia law and our bylaws, we must call a special meeting of the shareholders if called by:

  .  the chairman or vice chairman of our board of directors;

  .  our chief executive officer;

  .  our president;

  .  our board of directors; or

  . the holders of at least 75% of the voting power of the outstanding capital stock entitled to vote on any issue proposed to be considered at the proposed special meeting, voting as a separate voting group.

In addition, a special meeting must be called upon the termination of the exclusive right of one or more classes or series of capital stock, voting as a separate voting group, to vote for directors, when requested by the holders of 10% of the aggregate voting power of the outstanding capital stock then entitled to vote generally in the election of directors.

 Restrictions on Amendments of Our Restated Articles of Incorporation

   Amendments to our restated articles of incorporation must be recommended to the shareholders by our board of directors and approved at a properly called meeting of shareholders by a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single voting group. However, the affirmative vote of the holders of at least 75% of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single voting group, is required to amend, change, repeal or add any provision of our restated articles of incorporation relating to:

  .  the Junior Preferred Stock; or

  . the provisions establishing the required votes for amending our restated articles of incorporation or our bylaws.

 Restrictions on Amendments of Our Bylaws

   Amendments to our bylaws may be approved by our board of directors or by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single voting group. However, the affirmative vote of the holders of at least 75% of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single voting group, is required to amend, change, repeal or add any provision of our bylaws relating to:

  .  the number of members of our board of directors;

  .  the classification of our board of directors;

  .  the procedure for nominating directors;

  .  calling special meetings of the shareholders;

  .  calling special meetings of our board of directors; or

  .  establishing a quorum at a meeting of our board of directors.

 Social Responsibility Provision

   Our restated articles of incorporation permit our board of directors to consider any pertinent factors, including general, social and economic effects, in discharging its duties and in determining what is in the best interests of Georgia-Pacific. Consequently, our board of directors is authorized to consider factors other than the interests of the shareholders when considering an acquisition offer.

 Our Restated Rights Agreement

   As described under "--Restated Rights Agreement", our restated rights agreement will permit disinterested shareholders to acquire additional shares of Georgia-Pacific or of an acquiring company at a substantial discount in the event of certain described changes in control. Our restated rights agreement is intended to discourage anyone from buying shares of Common Stock having more than 15% of the total voting power of Georgia-Pacific without approval of our board of directors.

                            DESCRIPTION OF WARRANTS

   We may issue warrants, the "Warrants", to purchase Debt Securities, Preferred Stock or Common Stock, collectively, the "Securities". Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock and may be attached to or separate from any offered securities. Each series of Warrants will be issued under a separate warrant agreement, each a "Warrant Agreement", to be entered into between us and a warrant agent, the "Warrant Agent". The Warrant Agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of Warrants.

   We have summarized below the general terms and provisions of the Warrants that we may offer. We will describe further terms of the Warrants and the applicable Warrant Agreement in the prospectus supplement.

   The prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

  .  the title of the Warrants;

  .  the aggregate number of the Warrants;

  .  the price or prices at which the Warrants will be issued;

  . the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the Warrants;

  . the designation and terms of the securities with which the Warrants are issued and the number of the Warrants issued with each such security;

  . if applicable, the date on and after which the Warrants and the related securities will be separately transferable;

  . the price at which the securities purchasable upon exercise of the Warrants may be purchased;

  . the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  . the minimum or maximum amount of the Warrants which may be exercised at any one time;

  .  information with respect to book-entry procedures, if any;

  .  a discussion of certain federal income tax considerations; and

  . any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   We may issue stock purchase contracts, "Stock Purchase Contracts", representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of either class or both classes of Common Stock at a future date or dates. The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of stock purchase units, "Stock Purchase Units", consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

   The prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

   We may sell securities to or through underwriters or dealers, directly to other purchasers or through agents. Each prospectus supplement will describe the method of distribution of the securities that are being offered.

   The distribution of the securities may take place from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us will be described, in the prospectus supplement.

   If so indicated in the applicable prospectus supplement and subject to existing market conditions, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include but are not limited to commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and the other agents will not have any responsibility in respect of the validity or performance of the contracts.

   Underwriters and agents who participate in the distribution of securities may be entitled under agreements which may be entered into by us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

   Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the Georgia-Pacific Group Stock and Timber Stock, which are listed on the New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

                                 LEGAL MATTERS

   The validity of the Securities will be passed upon for us by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely on local counsel (who may include members of our legal staff) as to matters of Georgia law.

                                    EXPERTS

   The audited consolidated and combined financial statements and schedules of Georgia-Pacific Corporation and subsidiaries, Georgia-Pacific Corporation-- Georgia-Pacific Group and Georgia-Pacific Corporation--The Timber Company incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The Company estimates that expenses, other than underwriting compensation, in connection with the offerings described in this Registration Statement will be as follows:

      Registration fee.............................................. $  688,050
      Trustees' fees and expenses...................................     50,000
      Printing and engraving expenses...............................    170,000
      Legal fees and expenses.......................................    300,000
      Accounting fees and expenses..................................     25,000
      Rating agency fees............................................    500,000
      Blue Sky fees and expenses....................................     10,000
      Miscellaneous.................................................     10,000
                                                                     ----------
        Total....................................................... $1,753,050
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

   Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

   Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

   In accordance with Article VI of the Company's Bylaws, every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise in which he served at the request of the Company, shall be indemnified by the Company against all liability and expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines, penalties and amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer, employee or agent of the Company or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by him in this capacity as such director, officer, employee or agent whether or not he continues to be such at the time such liability or expense shall have been incurred. Every such person (and the heirs and personal representatives of such person), to the extent that such person has been successful on the merits or otherwise with respect to any such claim, action, matter, suit or proceeding is entitled to indemnification as of right for expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under Article VI of the Company's Bylaws, the Corporation shall proceed as follows: If the claim is made by a director or officer of the Company, the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable action, suit or proceeding, shall determine whether the claimant met the applicable standard of conduct as set forth in subsections (A) or (B) below. If such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel (who may be the regular inside or outside counsel for the Company) in written opinion. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of the Company, the Chief Executive Officer and the general counsel of the Company shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in subsections (A) and (B) below. In the case of each claim for indemnification, the Company shall pay the claim to the extent the determination is favorable to the person making the claim.

     (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Company to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by him. For the purpose of this subsection (A), the termination of any claim, action, suit or proceeding, civil, criminal or administrative, by judgment, order, settlement (either with or without court approval) or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Subsection.

     (B) In the case of a claim, action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided, however, that no indemnification under this subsection
  (B) shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

   Pursuant to Article VI of the Company's Bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of the Company with respect to any claim, action, suit or proceeding of the character described in the first sentence of the preceding paragraph shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that he is not entitled to indemnification. Indemnification and advancement of expenses pursuant to
Article VI of the Company's Bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

   The Company carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

   Any underwriter who may become a party to the proposed form of Underwriting Agreement, filed as Exhibit 1 to this Registration Statement, will agree to indemnify the directors of the Company and each officer who signs this Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, to the extent specified therein.

ITEM 16. EXHIBITS

  1(a) Form of Underwriting Agreement (filed as Exhibit 1 to the Company's
       Registration Statement
       No. 33-43453 and incorporated herein by this reference thereto).

 *1(b) Form of Underwriting Agreement (Georgia-Pacific Group Common Stock).

 *1(c) Form of Underwriting Agreement (Preferred Stock).

 *1(d) Form of Underwriting Agreement (Warrants).

 *1(e) Form of Underwriting Agreement (Stock Purchase Contracts).

 *1(f) Form of Underwriting Agreement (Stock Purchase Units).

  4(a) Indenture, dated as of March 1, 1983, between Georgia-Pacific
       Corporation, The Chase Manhattan Bank (National Association), Trustee, relating to the Senior Debt Securities (filed as Exhibit 4.4(i) to the Company's Annual Report on Form 10-K for the year ended December 31,
       1996 (File No. 1-3506) and incorporated herein by this reference thereto).

  4(b) First Supplemental Indenture, dated as of July 27, 1988, among Georgia-
       Pacific Corporation, The Chase Manhattan Bank (National Association),
       Trustee, and Morgan Guaranty Trust Company of New York (filed as Exhibit
       4.4(ii) to the Company's Annual Report on Form 10-K for the year ended
       December 31, 1996 (File No. 1-3506), and incorporated herein by this reference thereto).

  4(c) Agreement of Resignation, Appointment and Acceptance dated as of January
       31, 1992 by and among Georgia-Pacific Corporation, Morgan Guaranty Trust
       Company of New York and The Bank of New York, as Successor Trustee
       (filed as Exhibit 4.4(iii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-3506, and incorporated herein by this reference thereto.)

  4(d) Form of Senior Debt Securities (included in Article Two of Exhibit
       4(a)).

  4(e) Credit Agreement, dated as of December 23, 1996, among Georgia-Pacific
       Corporation, as borrower, the lenders named therein, and Bank of America
       National Trust and Savings Association, as agent (filed as Exhibit
       4.1(i) to the Company's Annual Report on Form 10-K for the year ended
       December 31, 1996 (File No. 1-3506), and incorporated herein by this reference thereto).

  4(f) In reliance upon Item 601(b)(4)(iii) of Regulation S-K, various instruments defining the rights of holders of long-term debt of the Company are not being filed herewith because the total of securities authorized under each such instrument does not exceed 10% of the total assets of the Company. The Company hereby agrees to furnish a copy of any such instrument to the Commission upon request.

  4(g) Form of Indenture between Georgia-Pacific Corporation and The Bank of
       New York, as Trustee, relating to the Subordinated Debt Securities.

  4(h) Form of Subordinated Debt Securities (included in Article Two of Exhibit
       4(g)).

 *4(i) Form of Articles Supplementary relating to each series of Preferred
       Stock (to be filed in connection with the offering of each series of Preferred Stock).


     *4(j) Form of Preferred Stock share certificate.

     *4(k) Form of Articles Supplementary relating to each series of Junior
           Preferred Stock (to be filed in connection with the offering of each series of Junior Preferred Stock).

     *4(l) Form of Junior Preferred Stock share certificate.

      4(m) Form of Georgia-Pacific Corporation--Georgia-Pacific Group Common
           Stock share certificate (filed as Exhibit 4 to the Company's
           Registration Statement on Form 8-A relating to File No. 333-35813, and incorporated herein by this reference thereto).

      4(n) Form of Georgia-Pacific Corporation--Timber Group Common Stock share certificate (filed as Exhibit 5 to the Company's Registration
           Statement on Form 8-A relating to File No. 333-35813, and incorporated herein by this reference thereto).

     *4(o) Form of Warrant Agreement.

     *4(p) Form of Purchase Contract Agreement relating to Stock Purchase
           Contracts and Stock Purchase Units.

     *4(q) Form of Pledge Agreement for Stock Purchase Contracts and Stock
           Purchase Units.

      4(r) Restated Articles of Incorporation of the Company (filed as Exhibit
           3.2 to the Company's Registration Statement on Form S-4 (File No.
           333-35813), and incorporated herein by this reference thereto).

      4(s) Bylaws of the Company (filed as Exhibit 3.2 to the Company's
           Quarterly Report on Form 10-Q for the quarter ended April 3, 1999
           (File No. 1-3506), and incorporated herein by this reference thereto).

      4(t) Restated Rights Agreement, dated as of December 16, 1997, between
           Georgia-Pacific Corporation and First Chicago Trust Company of New
           York, with Form of Georgia-Pacific Group Rights Certificate attached as Exhibit A-1, Form of Timber Group Rights Certificate attached as
           Exhibit A-2, Series B Junior Preferred Stock Designation attached as
           Exhibit B-1 and Series C Junior Preferred Stock Designation attached as Exhibit B-2 (filed as Exhibit 8 to the Company's Registration
           Statement on Form 8-A relating to File No. 333-35813, and incorporated by reference thereto).

 ** (5) Opinion of Simpson Thacher & Bartlett, as to validity of the securities.

 (12)      Statement re: Computation of Ratio of Earnings to Fixed Charges.

   (23)(a) Consent of Arthur Andersen LLP.

 **(23)(b) Consent of Simpson Thacher & Bartlett (included in exhibit 5).

 (24)      Powers of Attorney included in signature page.

 (25) Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York (incorporated by reference to exhibit 4.4(iii) from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No.
           1-3506) filed with the Securities and Exchange Commission).

--------
* To be filed subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of Securities.

** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement to:

       (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 15, 1999.

                                          GEORGIA-PACIFIC CORPORATION

                                          By:      /s/ John F. McGovern
                                            -----------------------------------
                                                     John F. McGovern
                                             Executive Vice President--Finance
                                                            and
                                                  Chief Financial Officer

   The undersigned Directors and Officers of Georgia-Pacific Corporation hereby appoint A.D. Correll, James F. Kelley and Kenneth F. Khoury, and each of them, as attorneys-in-fact for the undersigned, with full power of substitution and resubstitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated.

            Signature                    Title                 Date

        /s/ A.D. Correll          Director, Chairman, Chief    June 15, 1999
--------------------------------- Executive Officer and
          A.D. Correll            President (principal
                                  executive officer)

      /s/ John F. McGovern        Executive Vice President--   June 15, 1999
--------------------------------- Finance and Chief
        John F. McGovern          Financial Officer
                                  (principal financial
                                  officer)

      /s/ James E. Terrell        Vice President and           June 15, 1999
--------------------------------- Controller (principal
        James E. Terrell          accounting officer)

             /s/  *               Director                     June 15, 1999
---------------------------------
        James S. Balloun

             /s/  *               Director                     June 15, 1999
---------------------------------
         Robert Carswell

             /s/  *               Director                     June 15, 1999
---------------------------------
           Jane Evans

             /s/  *               Director                     June 15, 1999
---------------------------------
         Donald V. Fites

            Signature                       Title                 Date

              /s/ *                  Director                 June 15, 1999
---------------------------------
     Harvey C. Fruehauf, Jr.

              /s/ *                  Director                 June 15, 1999
---------------------------------
       Richard V. Giordana

              /s/ *                  Director                 June 15, 1999
---------------------------------
         David R. Goode

              /s/ *                  Director                 June 15, 1999
---------------------------------
       M. Douglas Ivester

              /s/ *                  Director                 June 15, 1999
---------------------------------
        Louis W. Sullivan

              /s/ *                  Director                 June 15, 1999
---------------------------------
        Janes B. Williams

    By:       /s/ *                  Director                 June 15, 1999
---------------------------------
         James F. Kelley
   As Attorney-in-Fact for the
 Directors or Officers by whose
   names an asterisk appears.